UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2023

GALAXY NEXT GENERATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56006	61-1363026
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Galaxy Next Generation, Inc.

285 Big A Road

Toccoa, Georgia 30577

 (Address of principal executive offices and zip code)

(706) 391-5030

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On April 15, 2023, the Board of Directors of Galaxy Next Generation, Inc. (the “Company”), approved the dismissal of, and dismissed Somerset CPAs and Advisors (“Somerset”) and Rodefer Moss & Co, PLLC (“Rodefer”) was engaged to serve as the independent registered public accounting firm of the Company for the year ending June 30, 2023, effective immediately. The dismissal of Somerset and the engagement of Rodefer was approved by the Company’s Board of Directors. The services previously provided by Somerset will now be provided by Rodefer.

Somerset’s reports on the Company’s consolidated financial statements for the fiscal years ended June 30, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: Somerset’s report on the consolidated financial statements of the Company and subsidiaries as of and for the years ended June 30, 2022 and 2021 contained a separate paragraph stating that: “The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 14 to the consolidated financial statements, the Company has suffered recurring losses from operations, recurring negative operating cash flows and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 14. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. ~~.~~

During the Company’s two most recent fiscal years ended June 30, 2022 and 2021, and the subsequent interim period from July 1, 2022 through April 15, 2023, there were no disagreements (“disagreement” is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) between the Company and Somerset on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Somerset, would have caused Somerset to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for such years. In addition, during the Company’s two most recent fiscal years ended June 30, 2022 and 2021, and the subsequent interim period from July 1, 2022  through April 15, 2023, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K.

As previously disclosed in Item 9A of the Company’s Annual Reports on Form 10-K for each of the fiscal years ended June 30, 2022 and 2021, the Company concluded that its internal control over financial reporting was not effective as of June 30, 2022 and 2021 due to certain material weaknesses.  The material weakness relates to the fact that the Company’s management is relying on external consultants for purposes of preparing its financial reporting package; however, the officers may not be able to identify errors and irregularities in the financial reporting package before its release as a continuous disclosure document.

The Company provided Somerset with a copy of the above disclosures and requested that Somerset furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above. A copy of Somerset’s letter dated April 20, 2023 is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

On April 15, 2023, the Company engaged Rodefer as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2023, effective immediately. During the fiscal years ended June 30, 2022 and 2021 and the subsequent interim period from July 1, 2022 through April 15, 2023, neither the Company nor anyone on its behalf consulted with Rodefer regarding (i) the application of accounting principles to any specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Rodefer concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
16.1	Letter from Somerset, dated April 20, 2023, addressed to the Securities and Exchange Commission
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALAXY NEXT GENERATION, INC.
Dated: April 20, 2023
	By:	/s/ Magen McGahee
Magen McGahee, Secretary